Exhibit 99.2

News Release

Contact:	Tito L. Lima Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB Financial Corporation Announces Closing of

$85 Million of 3.25% Fixed-to-Floating Rate Subordinated Notes

Clearfield, Pennsylvania – June 3, 2021

CNB Financial Corporation (“CNB” or the “Corporation”) (NASDAQ: CCNE), the parent company of CNB Bank, announced today that it has completed a private placement of $85 million aggregate principal amount of its 3.25% fixed-to-floating rate subordinated notes due 2031 (the “Notes”) to certain “qualified institutional investors,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or institutional “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Unless earlier redeemed, the Notes mature on June 15, 2031. The Notes will initially bear interest from and including the original issue date to but excluding June 15, 2026 or the earlier redemption, at a fixed rate of 3.25% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2021, and thereafter to, but excluding, the maturity date or earlier redemption, at an interest rate per year, reset quarterly, equal to the sum of the three-month average Secured Overnight Financing Rate (“SOFR”), determined on the determination date of the applicable interest period, plus 258 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. The Corporation may also redeem the Notes, in whole or in part, on any interest payment date on or after June 15, 2026, and in whole at any time upon the occurrence of certain events, subject in each case to the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Notes were designed to qualify as Tier 2 capital under the Federal Reserve’s capital adequacy regulations. The Corporation expects to use the net proceeds of the offering for general corporate purposes, which may include the planned redemption of the Corporation’s existing $50 million of subordinated indebtedness, in whole or in part (subject to the receipt of any applicable regulatory approvals), and support of additional loan growth.

Keefe, Bruyette & Woods, A Stifel Company, acted as lead placement agent for the offering. Boenning & Scattergood, Inc. and Janney Montgomery Scott acted as co-placement agents.

The Notes sold in the offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About CNB Financial Corporation and CNB Bank

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $4.9 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, one drive-up office and 44 full-service offices in Pennsylvania, Ohio, and New York. CNB Bank’s divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in northwest Pennsylvania and northeast Ohio; FCBank, based in Worthington, Ohio, with offices in central Ohio; and BankOnBuffalo, based in Buffalo, New York, with offices in northern New York. CNB Bank is headquartered in Clearfield, Pennsylvania, with offices in central and north central Pennsylvania.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) the duration and scope of the COVID-19 pandemic and the local, national and global impact of COVID-19; (ii) actions governments, businesses and individuals take in response to the pandemic; (iii) the speed and effectiveness of vaccine and treatment developments and deployment; (iv) the pace of recovery when the COVID-19 pandemic subsides; (v) changes in general business, industry or economic conditions or competition; (vi) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (vii) adverse changes or conditions in capital and financial markets; (viii) changes in interest rates; (ix) higher than expected costs or other difficulties related to integration of combined or merged businesses; (x) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (xi) changes in the quality or composition of our loan and investment portfolios; (xii) adequacy of loan loss reserves; (xiii) increased competition; (xiv) loss of certain key officers; (xv) deposit attrition; (xvi) rapidly changing technology; (xvii) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xviii) changes in the cost of funds, demand for loan products or demand for financial services; and (xix) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on CNB’s financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.